SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     FORM 15

             Certification and Notice of Termination of Registration
           under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d)
                     of the Securities Exchange Act of 1934

                          Commission File No. 000-23833

                          United Investors Realty Trust
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             (Exact name of registrant as specified in its charter)

                           5847 San Felipe, Suite 850
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                              Houston, Texas 77057

        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                Common Share of Beneficial Interest, no par value
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            (Title of each class of securities covered by this Form)

                                      None
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       (Titles of all other classes of securities for which a duty to file reports under section 13(a) or 15(d) remains)

         Please place an X in the box(es) to designate the appropriate rule provision(s) relied upon to terminate or suspend the duty to file reports:

Rule 12g-4(a)(1)(i)                [X]    Rule 12h-3(b)(1)(ii)              [ ]
Rule 12g-4(a)(1)(ii)               [ ]    Rule 12h-3(b)(2)(i)               [ ]
Rule 12g-4(a)(2)(i)                [ ]    Rule 12h-3(b)(2)(ii)              [ ]
Rule 12g-4(a)(2)(ii)               [ ]    Rule 15d-6                        [ ]
Rule 12h-3(b)(1)(i)                [X]

         Approximate number of holders of record as of the certification or notice date: 0

         Pursuant to the requirements of the Securities Exchange Act of 1934, UIRT, Ltd. has caused this certification/notice to be signed on its behalf by the undersigned duly authorized person.


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Dated:    October 15, 2001             UIRT, Ltd.

                                       By:  UIRT GP, L.L.C.

                                            By: /s/ CHAIM KATZMAN
                                                ---------------------------
                                                Chaim Katzman
                                                President